Exhibit 99.1

Titan Machinery Announces Agreement to Acquire St. Joseph Equipment Inc.’s Construction Equipment Business

Acquisition Expands Construction Equipment Footprint in Minnesota and Represents Titan
Machinery’s First Construction Equipment Dealership in Wisconsin
St. Joseph’s Construction Equipment Business Generated Approximately $45 Million of
Revenue in Most Recent Fiscal Year

WEST FARGO, N.D., May 2, 2011 (BUSINESS WIRE) —

Titan Machinery Inc. (NASDAQ: TITN) announced today that it has entered into a definitive purchase agreement to acquire St. Joseph Equipment Inc.’s construction equipment business. The acquisition consists of four construction equipment locations in Shakopee, Hermantown and Elk River, Minnesota, and La Crosse, Wisconsin. The acquisition is subject to customary conditions to closing and is expected to close by the end of May 2011.

St. Joseph Equipment Inc. was founded in 1948 by William Schams, Sr. in La Crosse, Wisconsin. In 1956, William Schams Jr. purchased the company and currently manages the business with his children — Chuck Schams, Steve Schams, Sherry Wuebben, and Larry Schams. The company has expanded over the years to seven locations providing agricultural and construction equipment in Minnesota and western Wisconsin. St. Joseph Equipment Inc.’s agricultural division will continue to sell agricultural equipment at its locations in La Crosse, Wisconsin, and Eyota and Lewiston, Minnesota. Construction revenues for fiscal 2010 were approximately $45 million.

Chuck Schams of St. Joseph Equipment Inc. stated, “We will use this divestiture of our construction equipment business to focus on expanding our agricultural equipment business.”

Four of the acquired construction equipment dealerships are well situated throughout Minnesota. In addition, the acquisition of St. Joseph’s construction equipment business in La Crosse establishes Titan Machinery’s first construction equipment dealership in Wisconsin. With this acquisition, Titan Machinery will have the exclusive Case Construction Contract for the entire state of Minnesota and 11 counties in western Wisconsin.

David Meyer, Titan Machinery’s Chairman and CEO, said, “This acquisition expands our construction equipment footprint throughout Minnesota, solidifies our Case CE business in the state of Minnesota and represents our entry into the state of Wisconsin. This will create very strong synergies and market potential in the Minneapolis/St. Paul metro and surrounding areas. The Schams family has built a very positive reputation in the construction equipment business and their customer relationships throughout Minnesota and surrounding areas of western Wisconsin have been cultivated over many years of exceptional service.”

About Titan Machinery Inc.

Titan Machinery Inc., founded in 1980 and headquartered in West Fargo, North Dakota, is a multi-unit business with mature locations and newly acquired locations. The Company owns and operates a network of full-service agricultural and construction equipment stores in the United States. Upon closing of the acquisitions of the St. Joseph’s construction equipment dealerships and the previously announced Carlson Tractor and Equipment dealerships, the Titan Machinery network will consist of 87 dealerships in North Dakota, South Dakota, Iowa, Minnesota, Montana, Nebraska, Wisconsin and Wyoming, including two outlet stores, representing one or more of the CNH Brands (NYSE: CNH), a majority-owned subsidiary of Fiat Industrial (Milan: FI.MI), including Case IH, New Holland Agriculture, Case Construction, New Holland Construction, Kobelco and CNH Capital. Additional information about Titan Machinery Inc. can be found at www.titanmachinery.com.

Forward Looking Statements

Certain statements found in this press release may constitute forward-looking statements as defined by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. Such statements are generally identifiable by the terminology used, such as “anticipate,” “believe,” “intend,” “expect,” “plan,” or other similar words. Our forward-looking statements in this release generally relate to the benefits related to the St. Joseph construction equipment dealership acquisition, the continued agricultural equipment business operations of St. Joseph, and the anticipated closing date of the acquisition. Although it is not possible to foresee all of the factors that may cause actual results to differ from our forward-looking statements, such factors include, among others, the timely satisfaction of the considerations to closing the acquisition, integrating St. Joseph’s construction equipment dealership operations with Titan Machinery’s existing network and those risks described from time to time in our reports to the Securities and Exchange Commission. Investors should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or potentially inaccurate assumptions that could cause our current expectations or beliefs to change. Stockholders and other readers should not place undue reliance on “forward-looking statements,” as such statements speak only as of the date of this release. We undertake no obligation to update publicly or revise any forward-looking statements.

SOURCE: Titan Machinery Inc.

ICR, Inc.
John Mills
Senior Managing Director
310-954-1105
jmills@icrinc.com